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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): April 27, 2006
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    1-11152                  23-1882087
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


781 Third Avenue, King of Prussia, Pennsylvania                   19406-1409
   (Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     On April 27, 2006, InterDigital Communications Corporation and its wholly-owned subsidiary InterDigital Technology Corporation (together, InterDigital) entered into agreements with Nokia Corporation (Nokia) resolving various legal proceedings arising from the June 2005 ICC International Court of Arbitration Tribunal Award under the January 1999 Patent License Agreement between the parties (the PLA Proceedings) as well as Claim No HC04 C01952 instituted by Nokia in June 2004 in the High Court of Justice of England and Wales, Chancery Division, Patents Court against InterDigital Technology Corporation (UK 2G Proceedings) (collectively, the Agreements).

     Pursuant to the terms of the Agreements:

     o    On April 28, 2006 Nokia paid InterDigital US$253 Million.

     o Effective upon receipt of payment, Nokia has a fully paid-up license from InterDigital covering worldwide sales of 2G TDMA-based products, consisting primarily of GSM/GPRS/EDGE terminal units and infrastructure.

     o Effective upon receipt of payment, Nokia has a release from infringement liability from InterDigital for worldwide sales of 3G terminal units and infrastructure through April 26, 2006.

     o    The PLA Proceedings and the UK 2G Proceedings will be dismissed.

     o In exchange for the dismissal of the UK 2G Proceedings, Nokia will receive a paid up license for single mode IS-95 products.

     o The Patent License Agreement entered into by the parties on January 29, 1999 was terminated.

     The foregoing description of the Agreements is a summary of the material terms. Further description of the PLA Proceedings and UK 2G Proceedings is reported in InterDigital Communications Corporation's Form 10-K for the year ended December 31, 2005, filed March 14, 2006.

     Item 1.02 Termination of a Material Definitive Agreement.

     Pursuant to the terms of the Agreements discussed under Item 1.01 above, effective April 26, 2006, the Patent License Agreement entered into by InterDigital and Nokia on January 29, 1999 (PLA) was terminated. The PLA, which by its terms would have expired in December 2006, granted Nokia a worldwide, generally non-transferable, royalty-bearing patent license on sales of 2G and 3G terminal units and infrastructure. The PLA contained a "most favored licensee"
(MFL) clause which provided that Nokia's royalty obligations for sales of covered products from January 1, 2002 through December 31, 2006 could be defined through direct negotiation or by one or more patent license agreements with designated major competitors. As a result of the termination of the PLA, Nokia's MFL status ceases and Nokia's sales of 3G products after April 26, 2006 will be unlicensed by InterDigital.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERDIGITAL COMMUNICATIONS CORPORATION


                                         By: /s/ William J. Merritt
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                                             William J. Merritt
                                             Chief Executive Officer


Dated: May 3, 2006